UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2005

WATERS INSTRUMENTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Minnesota
(State or Other Jurisdiction of Incorporation)
0-1388		41-0832194
(Commission File Number)		(IRS Employer Identification No.)

13705 26th Ave. N., Suite 102

Minneapolis, Minnesota 55441

(Address of Principal Executive Offices) (Zip Code)

(763) 551-1125

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

On March 15, 2005, Waters Instruments, Inc. (the “Company”) entered into that certain Rights Agreement, dated as of March 15, 2005, (the “Rights Agreement”) between the Company and Wells Fargo Bank, N.A., as Rights Agent, in conjunction with the adoption of a shareholder rights plan.  The Rights Agent presently serves as the Company’s registrar and transfer agent.  The material terms and conditions of the Rights Agreement are described below.

Rights Dividend

Pursuant to the Rights Agreement, the Company’s Board of Directors declared a dividend of one preferred stock purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share (the “Common Stock”), of the Company.  The dividend is payable on March 18, 2005 (the “Record Date”) to the shareholders of record on that date.  Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, par value $.01 per share (the “Preferred Stock”), of the Company at a price of $70 per one one-hundredth of a  Preferred Share (the “Exercise Price”), subject to adjustment.  The description and terms of the Rights are set forth in the Rights Agreement as follows:

Distribution Date

Initially, the Rights will be attached to all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date.  The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) 10 days following a public announcement by the Company or a person or group of affiliated or associated persons (an “Acquiring Person”) that such an Acquiring Person has acquired beneficial ownership of 15% or more of the outstanding Common Stock or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Common Stock (the earlier of such dates being called the “Distribution Date”).  Until the Distribution Date, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificate with a copy of this Summary of Rights attached thereto.

The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferable with and only with the Common Stock.  Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of shares of Common Stock will contain a notation incorporating the Rights Agreement by reference.  Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for shares of Common Stock outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.  As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Expiration Date

The Rights are not exercisable until the Distribution Date.  The Rights will expire on March 17, 2015 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, as described below.

Adjustment

The Exercise Price payable, and/or the number of shares of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, or certain distributions on, the Common Stock, (ii) upon the issuance to holders of Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (other than regular periodic cash dividends) or of subscription rights or warrants.

Preferred Stock purchasable upon exercise of the Rights will not be redeemable.  Each share of Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 100 times the dividend declared per share of Common Stock.  In the event of liquidation, the holders of the Preferred Stock will be entitled to a minimum preferential liquidation payment of $100 per share but will be entitled to an aggregate payment of 100 times the payment made per share of Common Stock.  Each share of Preferred Stock will have 100 votes, voting together with the Common Stock.  Finally, in the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock.  These rights are protected by customary anti-dilution provisions.

Because of the nature of the Preferred Stock’s dividend, liquidation and voting rights, the value of the one one-hundredth of a share of Preferred Stock purchasable upon exercise of each Right should approximate the value of one share of Common Stock.

Exercise Rights

Unless the Board takes certain actions (described below), in the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Preferred Stock having a market value of two (2) times the Exercise Price of the Right.  Unless the Board takes certain actions (described below), in the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or fifty percent (50%) or more of its consolidated assets or earning power are sold, proper provision will be made so that each registered holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current Exercise Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two (2) times the Exercise Price of the Right.

At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of fifty percent (50%) or more of the outstanding shares of Common Stock, the Board of Directors of the Company may exchange the Rights (except the Rights owned by such person or group which will have become void), in whole or in part, with each Right to be exchanged for one share of Common Stock.  This exchange ratio is subject to further adjustment to reflect any stock splits, stock dividends or similar transactions occurring thereafter.  If there are insufficient shares of Common Stock authorized but unissued to permit the Company to complete any exchange of the Rights, the Company may, under certain circumstances, substitute for each share of Common Stock that would otherwise be issued upon such exchange of the Rights, shares of Preferred Stock with market value equal to the market value of the shares of Common Stock that would otherwise be issuable upon such exchange of the Rights.

No fractional shares of Preferred Stock will be issued (other than fractions which are integral multiples of one one-hundredth of a share of Preferred Stock or, if a Right will then be exercisable for a fraction other than one one-hundredth of a share, integral multiples of that fraction, which in either case may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the fair market value of the shares of Preferred Stock on the date of exercise.

Redemption

At any time prior to ten days (subject to extension by the Board of Directors of the Company) after the time an Acquiring Person becomes such, the Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right, subject to adjustment for stock splits, stock dividends or similar transactions, (the “Redemption Price”).  The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.  The right to exercise the Rights will terminate immediately upon any redemption of the Rights, and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment

The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights.

Miscellaneous

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

The Rights Agreement dated as of March 15, 2005 between the Company and the Rights Agent specifying the terms of the Rights, which includes as Exhibit A the Certificate of Designation of the Series A Preferred Stock of the Company, as Exhibit B the Summary of Rights to Purchase Shares of Preferred Stock, and as Exhibit C the form of Rights Certificate, is incorporated herein by referenced to Exhibit 4.1 to a Registration Statement on Form 8-A filed with Securities and Exchange Commission by the Company on March 18, 2005.  This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated into this summary by reference.

On March 8, 2005, the Company issued a press release announcing that the Board of Directors adopted a shareholder rights plan and declared a dividend distribution of one right for each outstanding share of the Company’s common stock.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 3.03  Material Modifications to Rights of Security Holders.

The information required by this Item is included in Item 1.01 above.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with adopting the shareholder rights plan as set forth in the Rights Agreement, the Company’s Board of Directors created a series of Preferred Stock, par value $.01 per share, designated as Series A Preferred Stock (the “Preferred Shares”).  On March 11, 2005, the Company filed a Certificate of Designation with the Minnesota Secretary of State establishing the designations, number of shares, preferences, voting powers and other rights and the restrictions and limitations of the Preferred Shares, a form of which has been filed with the Securities and Exchange Commission on March 16, 2005 by the Company as part of Exhibit 4.1 to the Registration Statement on Form 8-A to register the Rights to Purchase the Preferred Stock and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(a)	Financial statements: None.

(b)	Pro forma financial information: None.

(c)	Exhibits:

3.1

Certificate of Designation of Series A Preferred Stock of Waters Instruments, Inc., incorporated by reference as part of Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on March 16, 2005

4.1

Rights Agreement dated as of March 15, 2005 between Waters Instruments, Inc. and Wells Fargo Bank, N.A. as Rights Agent, together with the following exhibits thereto: (A) Certificate of Designation of Series A Preferred Stock of Waters Instruments, Inc.; (B) Summary of Rights to Purchase Shares of Series A Preferred Stock; (C) Form of Right Certificate (pursuant to the Rights Agreement, Right Certificates will not be delivered until as soon as practicable after the Distribution Date), incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on March 16, 2005

99.1	Press Release dated March 8, 2005

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 15, 2005
WATERS INSTRUMENTS, INC.

	By	/s/ Jerry W. Grabowski
Jerry W. Grabowski, President and
Chief Executive Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

EXHIBIT INDEX

to

FORM 8-K

WATERS INSTRUMENTS, INC.

Date of Report:	Commission File No.:
March 11, 2005	0-1388

Exhibit No.	ITEM

3.1

Certificate of Designation of Series A Preferred Stock of Waters Instruments, Inc., incorporated by reference as part of Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on March 16, 2005

4.1

Rights Agreement dated as of March 15, 2005 between Waters Instruments, Inc. and Wells Fargo Bank, N.A. as Rights Agent, together with the following exhibits thereto: (A) Certificate of Designation of Series A Preferred Stock of Waters Instruments, Inc.; (B) Summary of Rights to Purchase Shares of Series A Preferred Stock; (C) Form of Right Certificate (pursuant to the Rights Agreement, Right Certificates will not be delivered until as soon as practicable after the Distribution Date), incorporated by reference to Exhibit 4.1 of the Company’s Registration Statement on Form 8-A filed on March 16, 2005

99.1	Press Release dated March 8, 2005